Exhibit 99

PRESS RELEASE

Media Contacts:	Investor Contacts:
Susannah Budington	Claudine Prowse, Ph.D.
Director, Corporate Public Relations	Executive Director, Investor Relations
301-545-1062	301-315-1785

Jerry Parrott	Peter Vozzo
Vice President, Corporate Communications	Senior Director, Investor Relations
301-315-2777	301-251-6003
HUMAN GENOME SCIENCES ANNOUNCES FIRST QUARTER 2011 FINANCIAL RESULTS AND KEY DEVELOPMENTS
•	In March 2011, the FDA approved BENLYSTA® for the treatment of systemic lupus
•	A decision from the European Medicines Agency is expected in the second half of 2011; preparations for a European launch are on track
ROCKVILLE, Maryland — April 28, 2011 — Human Genome Sciences, Inc. (Nasdaq: HGSI) today announced financial results for the quarter ended March 31, 2011, and provided highlights of recent key developments.
“With the approval and U.S. launch of BENLYSTA for the treatment of systemic lupus, HGS has achieved its goal of becoming a fully commercial biopharmaceutical company,” said H. Thomas Watkins, President and Chief Executive Officer. “BENLYSTA will be the most important driver of our growth over the next several years.”
FINANCIAL RESULTS
HGS reported revenues for the quarter ended March 31, 2011 of $26.6 million, compared with revenues of $46.5 million for the same period in 2010. Revenues primarily included $14.0 million recognized from sales and deliveries of raxibacumab to the U.S. Strategic

National Stockpile, and $11.3 million recognized from manufacturing and development services other than raxibacumab. The decrease in revenues reflected $27.6 million recognized from the ZALBIN™ agreement with Novartis in the quarter ended March 31, 2010.
The Company reported a net loss for the first quarter of 2011 of $131.0 million ($0.69 per share), compared with a net loss of $47.9 million ($0.26 per share) for the first quarter of 2010. The increased net loss for the current quarter, compared with the same quarter last year, is primarily due to the $50.0 million upfront license fee paid to FivePrime Therapeutics, Inc. (agreement discussed below), lower revenue recognized in 2011 from research and development collaborative agreements, and increased selling, general and administrative expenses related to the commercialization of BENLYSTA.
As of March 31, 2011, cash and investments totaled $797.0 million, of which $717.3 million was unrestricted and available for operations. This compares with cash and investments totaling $933.4 million as of December 31, 2010, of which $853.9 million was unrestricted and available for operations.
“HGS continues to have a strong cash position to fund the global commercial launch and further development of BENLYSTA, as well as investment in other areas of our product pipeline,” said David P. Southwell, Executive Vice President and Chief Financial Officer.
HIGHLIGHTS OF RECENT PROGRESS
BENLYSTA®: FDA Approval Received March 2011; U.S. Launch Off to Good Start; European Decision Expected Second Half 2011; Preparation for European Launch on Track
On March 9, 2011, HGS and GSK announced FDA approval of BENLYSTA (belimumab) as the first new drug for systemic lupus in more than 50 years. At an HGS Analyst and Investor Meeting in New York on April 14, the Company reported that product has been shipped to distributors and patients are now receiving BENLYSTA treatment in the U.S. HGS and GSK expect to receive a European decision on BENLYSTA in the second half of 2011, and preparations for a European launch are on track.
In February 2011, The Lancet published results of the BLISS-52 Phase 3 study of BENLYSTA in autoantibody-positive patients with active systemic lupus erythematosus. BLISS-52 was one of two pivotal Phase 3 studies of BENLYSTA.

HGS and FivePrime Therapeutics Enter into Agreement to Develop and Commercialize Novel Biologic Drug Candidate for Cancer
In March 2011, HGS and FivePrime Therapeutics announced a collaboration to develop and commercialize HGS1036 (formerly FP-1039) for multiple cancers. HGS1036 is a first-in-class biologic discovered by FivePrime that targets multiple fibroblast growth factor (FGF) ligands. FGF proteins are growth factors that play important roles in the growth and survival of a number of solid tumors. Under the terms of the agreement, HGS has acquired rights to develop and commercialize HGS1036 in the United States, Canada and the European Union markets, while FivePrime retains minority co-promotion rights in the U.S. and full development and commercialization rights in rest-of-world territories, including Asia.
ABOUT HUMAN GENOME SCIENCES
Human Genome Sciences exists to place new therapies into the hands of those battling serious disease.
For more information about HGS, please visit the Company’s web site at www.hgsi.com. Health professionals and patients interested in clinical trials of HGS products may inquire via e-mail to medinfo@hgsi.com or by calling HGS at (877) 822-8472.
HGS, Human Genome Sciences and BENLYSTA are trademarks of Human Genome Sciences, Inc. Other trademarks referenced are the property of their respective owners.
SAFE HARBOR STATEMENT
This announcement includes statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include those regarding our expectations for BENLYSTA, our expected timeframe for a European regulatory decision regarding BENLYSTA and our cash position. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this announcement, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

Some important factors that could cause our actual results to differ from our expectations in these forward-looking statements include: our lack of commercial experience and dependence on the sales growth of BENLYSTA; the occurrence of adverse safety events with our products; changes in the availability of reimbursement for BENLYSTA; the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our pipeline products; substantial competition in our industry, including from branded and generic products; the highly regulated nature of our business; uncertainty regarding our intellectual property rights and those of others; the ability to manufacture at appropriate scale, and in compliance with regulatory requirements, to meet market demand for our products; our substantial indebtedness and lease obligations; our dependence on collaborations over which we may not always have full control; the impact of our acquisitions and strategic transactions; changes in the health care industry in the U.S. and other countries, including government laws and regulations relating to sales and promotion, reimbursement and pricing generally; significant litigation adverse to the Company, including product liability and patent infringement claims; and increased scrutiny of the health care industry by government agencies and state attorneys general resulting in investigations and prosecutions.
The foregoing list sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

HUMAN GENOME SCIENCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2011	2010
	(in thousands, except share and per share
	amounts)
Revenue:
Product sales	$14,110	$13,547
Manufacturing and development services	12,264	4,121
Research and development collaborative agreements	199	28,846

Total revenue	26,573	46,514

Costs and expenses:
Cost of product sales	9,999	7,568
Cost of manufacturing and development services	11,599	912
Research and development expenses	84,485	57,471
Selling, general and administrative expenses	35,120	18,336
Commercial collaboration expenses	3,086	—
Facility-related exit credits	(1,717)	—

Total costs and expenses (a)	142,572	84,287

Income (loss) from operations	(115,999)	(37,773)
Investment income	3,252	4,616
Interest expense	(15,276)	(14,666)
Other expense	(2,972)	(54)

Income (loss) before taxes	(130,995)	(47,877)
Provision for income taxes	—	—

Net income (loss)	$(130,995)	$(47,877)

Basic and diluted net income (loss) per share	$(0.69)	$(0.26)

Weighted average shares outstanding, basic and diluted	189,076,628	186,140,744

(a)	Includes stock-based compensation expense of $6,612 ($0.03 per share) and $3,844 ($0.02 per share) for the three months ended March 31, 2011 and 2010, respectively.

CONSOLIDATED BALANCE SHEET DATA:

	As of	As of
	March 31, 2011	December 31, 2010
	(dollars in thousands)

Cash, cash equivalents and investments (b)	$796,989	$933,382
Total assets (b)	1,195,160	1,315,029
Convertible subordinated debt (c)	378,951	372,851
Lease financing	250,969	250,516
Total stockholders’ equity	465,220	585,763

(b)	Includes $79,700 and $79,510 in restricted investments at March 31, 2011 and December 31, 2010, respectively.

(c)	Convertible subordinated debt is net of unamortized debt discount of $24,889 and $30,989 as of March 31, 2011 and December 31, 2010, respectively. Convertible subordinated debt at face value is $403,840 as of March 31, 2011 and December 31, 2010.
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